Exhibit 8.1

[Letterhead of Haynes and Boone, LLP]

December 17, 2013

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

Re:	EXCO Resources, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3ASR, as may be amended from time to time (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on December 17, 2013. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to holders of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the distribution by the Company to such holders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase additional shares of Common Stock (collectively, the “Rights Offering”). The Registration Statement relates to the Rights and the shares of underlying Common Stock (the “Shares”). This opinion relates to the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations” of the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the IRS or, if challenged, by a court.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Third Amended and Restated Articles of Incorporation and any amendments thereto to date certified by the Secretary of State of the State of Texas; (iii) the Company’s

EXCO Resources, Inc.

December 17, 2013

Second Amended and Restated Bylaws and any amendments thereto to date certified by an officer of the Company; (iv) a certificate executed by an officer of the Company, dated as of the date hereof; and (v) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials without independent check or verification of their accuracy.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Rights or, if applicable, the over-subscription privilege, acquired through the Rights Offering and owning and disposing of the Shares received upon exercise of the Rights.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP